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Exhibit 99.1   Chief Executive Officer and Chief Financial Officer Certification
               pursuant to 18 U.S.C. Section 1350





                           PART II. OTHER INFORMATION
                                    FORM 10-Q
                       CERTIFICATION OF FINANCIAL RESULTS




     We, Norman L. Lowery, Vice Chairman and CEO, and Michael A. Carty, Chief Financial Officer, of First Financial Corp., hereby individually certify the following:

- This Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and,

- The information contained in the report fairly presents, in all material respects, the financial position and results of operations of First Financial Corp. as of and for the periods presented.





May 9, 2003                          By  /s/ NORMAN L. LOWERY
                                       -----------------------------------------
                                       Norman L. Lowery Vice Chairman, & CEO



May 9, 2003                          By  /s/ MICHAEL A. CARTY
                                       -----------------------------------------
                                       Michael A. Carty, Treasurer & CFO